UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2010 (October 31, 2010)

CHINA TRANSINFO TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191
(Address of Principal Executive Offices)

(86) 10-51691999
Registrant’s Telephone Number, Including Area Code:

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 31, 2010, Mr. Zhihai Mao resigned as the Chief Financial Officer of China TransInfo Technology Corp. (the “Company”), effective immediately. Mr. Mao's resignation was not in connection with any known disagreement with the Company on any matter.

As a result of the resignation of Mr. Mao, his employment agreement with the Company, dated November 27, 2007, and the restricted shares grant agreement with the Company, dated June 1, 2010, were terminated, effective on October 31, 2010. In addition, upon his resignation, the unvested 12,500 restricted shares of the Company's common stock granted to Mr. Mao were cancelled.

On the same date, the Board of Directors of the Company appointed the Company’s Vice President of Operations and Director, Ms. Danxia Huang to serve as the Company's Interim Chief Financial Officer, effective immediately upon Mr. Mao's resignation, until a successor is named. Mr. Mao will serve as a consultant of the Company during this transition period.

Ms. Huang, age 37, became the Company’s Vice President of Finance and Treasurer on May 14, 2007 and became Director of the Company on May 27, 2007. Currently, Ms. Huang is Vice President of Operations in charge of the Company’s strategic development, business administration management and finance. Since November 2006, Ms. Huang has been Vice President of the Company’s affiliate, Beijing PKU Chinafront High Technology Co., Ltd., where she is in charge of strategic development, business administration management and finance. From April 2005 to November 2006, Ms. Huang was the Vice President of First City Investment Inc. of Hong Kong. From April 2001 to April 2005, Ms. Huang worked as the Chief Executive Officer of Beijing Business Travel Holiday Net-Tech Co., Ltd., an internet company. Ms. Huang holds a Master’s degree in Business Administration in Finance from Murdoch University of Australia.

There is no family relationship exists between Ms. Huang and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Ms. Huang and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

99.1	Press release dated November 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: November 4, 2010

/s/ Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 3, 2010